FILED PURSUANT TO RULE 424(B)(2)
REGISTRATION NO: 333-206953

CONTINGENT COUPON NOTE PRODUCT SUPPLEMENT NO. CCN-1

To prospectus dated September 15, 2015 and

prospectus supplement dated March 3, 2016

CONTINGENT COUPON NOTES

SunTrust Banks, Inc. may, from time to time, offer and sell contingent coupon notes (the “notes”) linked to the performance of a Reference Asset that will pay fixed coupons or interest payments contingent on the performance of such asset. The Reference Asset may consist of one or more indices, each of which we refer to as an “index,” one or more exchange traded funds, each of which we refer to as a “fund,” one or more exchange rates, each of which we refer to as an “exchange rate” or to a weighted basket of indices, funds and/or exchange rates. An index may be composed of either equity securities or commodity futures contracts. A fund may track the performance of an underlying index or basket of securities, commodities, currencies or other market measures. We refer generally to any index, fund, exchange rate or basket as a “Reference Asset.”

This product supplement no. CCN-1 describes terms that will apply generally to the notes, and supplements the terms in the prospectus supplement and prospectus. For each offering of notes, we will provide you with a separate term sheet or pricing supplement (each a “pricing supplement”) that will describe the specific terms of that offering. Prior to delivery of the final pricing supplement, during the marketing of the notes, we may provide you with a free writing prospectus describing the anticipated terms of the notes. If the terms described in the relevant pricing supplement are inconsistent with those described in this document, or in the prospectus supplement or prospectus, the terms described in the relevant pricing supplement will control.

The Reference Asset to which the notes will be linked will be specified in the applicable pricing supplement and may be described in a specified index supplement. The maturity date of the notes will be specified in the applicable pricing supplement, subject to the occurrence of a market disruption event.

Interest Payments

Unless otherwise specified in the applicable pricing supplement, on each interest payment date (including the maturity date), you will receive a payment determined as set forth below:

•

If the price or level of the Reference Asset on the immediately preceding observation date was greater than or equal to the initial price or level of the Reference Asset (or strike value, if applicable), you will receive an interest payment equal to the outstanding principal amount of your notes multiplied by the variable coupon rate (or minimum coupon rate, if applicable) with respect to such interest payment date.

•

If the price or level of the Reference Asset on the immediately preceding observation date was less than the initial price or level of the Reference Asset (or strike value, if applicable), you will not receive an interest payment on such interest payment date (unless a minimum coupon rate is specified for such interest payment date in the pricing supplement).

The “observation dates,” “interest payment dates,” “variable coupon rates,” “minimum coupon rate,” if applicable, and “strike value,” if applicable, will be defined in the applicable pricing supplement.

Principal Payment at Maturity

Unless otherwise specified in the applicable pricing supplement, you will receive a payment on the maturity date equal to the outstanding principal amount of your notes.

If the applicable pricing supplement specifies that the notes are subject to loss of principal based on the level or price of the Reference Asset and the price or level of the Reference Asset on the observation date immediately preceding the maturity date is less than the initial price or level of the Reference Asset (or strike value, if applicable), then:

•

For Notes without a Buffer: You will lose 1% of the principal amount of your notes for each percentage point that the reference return is below 0.00%. If specified in the pricing supplement, the notes may provide a minimum redemption. In such case, you will lose 1% of the principal amount of your notes for each percentage point the reference return is below 0.00%, but your cash payment at maturity will not be less than the minimum redemption. However, if no minimum redemption is specified, you will realize a 1-for-1 loss of principal. As a result, you may lose some or all of your investment.

•

For Notes with a Buffer: If the reference return is less than zero but greater than or equal to the buffer value, you will receive the principal amount of your note. However, if the reference return is less than the buffer value, you will lose 1% of the principal amount of your notes for each percentage point that the reference return is below the buffer value. In other words, you will realize a 1-for-1 loss of principal below the buffer level. In such case, you will receive less than the principal amount of your notes at maturity.

The “reference return” is equal to the quotient of (i) the final value of the Reference Asset minus the initial level or price of the Reference Asset (or strike value, if applicable) divided by (ii) the initial level or price of the Reference Asset (or strike value, if applicable). Calculation of the value of a Reference Asset that is an exchange rate will be specified in the applicable pricing supplement. The “minimum redemption,” if any, and “buffer value,” if any, will each have the meaning specified in the applicable pricing supplement.

We may also offer notes with a “knockout buffer,” in which the protection afforded by the buffer is contingent upon the level of the Reference Asset remaining above a “knockout value” on one or more dates during the term of the notes as specified in the applicable pricing supplement.

Please see “Payments on the Notes — At Maturity” on page PS-16 for a description of notes with a knockout buffer and a more detailed description of the payment at maturity. The applicable pricing supplement will specify whether the notes have a buffer, a knockout buffer and any additional terms related to the particular offering.

Investing in the notes involves a number of risks. See “Risk Factors” beginning on page PS-7.

The notes are our senior, unsecured obligations. The notes are not deposits or other obligations of SunTrust Bank or any other bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

These notes have not been approved by the Securities and Exchange Commission (the “SEC”) or any state securities commission, nor have these organizations determined that this product supplement no. CCN-1, the accompanying prospectus supplement and prospectus are accurate or complete. Any representation to the contrary is a criminal offense.

SunTrust Robinson Humphrey

March 3, 2016

PRODUCT SUPPLEMENT NO. CCN-1

i

NOTICE TO INVESTORS

Offers and sales of the notes are subject to restrictions in some jurisdictions. The distribution of this product supplement no. CCN-1, the prospectus, the prospectus supplement and any index supplement or pricing supplement and the offer or sale of the notes in some other jurisdictions may be restricted by law. You should be aware that the regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the notes. This product supplement no. CCN-1, the prospectus, the prospectus supplement and any index supplement or pricing supplement do not constitute an offer to sell or a solicitation of an offer to buy the notes in any circumstances in which such offer or solicitation is unlawful.

PRODUCT SUPPLEMENT SUMMARY

This summary sets forth questions and answers highlighting information about the notes to help you understand the notes. You should carefully read the entire prospectus, prospectus supplement, this product supplement no. CCN-1, any relevant index supplements and any accompanying pricing supplement to fully understand the terms of the notes and the Reference Asset, as well as the tax and other considerations that are important in deciding whether to invest in the notes. You should also review the “Risk Factors” section on page PS-4 and in the prospectus supplement and any pricing supplement or index supplement to determine whether an investment in the notes is appropriate. The information in this section is qualified in its entirety by the more detailed explanations set forth elsewhere in this product supplement no. CCN-1, the prospectus, the prospectus supplement, any relevant index supplements and any applicable pricing supplement. References to the “prospectus” mean our prospectus, dated September 15, 2015, and references to the “prospectus supplement” mean our Global Medium-Term Notes, Series A prospectus supplement, dated March 3, 2016, which supplements the prospectus.

As used herein, references to “SunTrust,” “we,” “us” and “our” are to SunTrust Banks, Inc.

Will I receive the principal amount of my notes at maturity?

Unless otherwise specified in the applicable pricing supplement, on the maturity date, each holder of the notes will receive a cash payment equal to the outstanding principal amount of such holder’s notes, subject to our ability to pay our obligations as they come due.

If the applicable pricing supplement specifies that the notes are subject to loss of principal based on the price or level of the Reference Asset, then on the maturity date your cash payment, if any, will be determined based on the price or level of the Reference Asset on the observation date immediately preceding the maturity date. Even if your notes have a buffer or a minimum redemption, you may lose a significant portion of your investment due to a decline in the price or level of the Reference Asset. For notes with a knockout buffer or notes without a buffer or minimum redemption, you could lose 100% of your investment. In addition, the return of any principal at maturity is subject to our ability to pay our obligations as they come due.

Will interest be payable on my notes?

Interest may be payable on the notes on each interest payment date (including the maturity date, if applicable) specified in the relevant pricing supplement at fixed coupons or interest payments contingent on the performance of the Reference Asset. These fixed coupons or interest payments are based on one or more variable coupon rates specified in the applicable pricing supplement as described below. Whether or not interest will be payable on any specific interest payment date (including the maturity date) will depend on the level or price of the Reference Asset on the observation date immediately preceding the interest payment date as follows:

•

If the level or price of the Reference Asset on an observation date is greater than or equal to the initial level or price of the Reference Asset (or strike value, if applicable), then on the immediately following interest payment date (including the maturity date, if applicable), you will receive an interest payment equal to the outstanding principal amount of your notes multiplied by the variable coupon rate with respect to such interest payment date.

•

If the level or price of the Reference Asset on an observation date is less than the initial level or price of the Reference Asset (or strike value, if applicable), then on the immediately following interest payment date (including the maturity date, if applicable), you will not receive an interest payment on your notes (unless a minimum coupon rate is specified for such interest payment date in the pricing supplement).

Unless otherwise specified in the applicable pricing supplement, the notes will not have a minimum coupon rate with respect to any interest payment date (including the maturity date).

The “observation dates,” “interest payment dates,” “variable coupon rate(s),” “minimum coupon rate,” if applicable, and “strike value” if applicable will be specified in the applicable pricing supplement. Unless otherwise specified in the applicable pricing supplement, “observation dates” and “interest payment dates” may occur monthly, quarterly, semiannually or annually. If applicable, the “strike value” of the notes will be a percentage of the initial price or level of the Reference Asset and may be higher or lower than the initial price or level of the Reference Asset.

How much principal will I receive upon maturity of the notes?

Subject to the impact of a market disruption event (including the early acceleration of the amounts due and payable under the notes under certain circumstances), unless otherwise specified in the applicable pricing supplement, on the maturity date, you will receive an amount in cash equal to the outstanding principal amount of your notes.

If the applicable pricing supplement specifies that the notes are subject to loss of principal based on the price or level of the Reference Asset, then on the maturity date, you will receive an amount in cash calculated as follows:

Notes without a buffer:

Unless otherwise specified in the relevant pricing supplement, for notes without a buffer, the amount of principal you will receive on the maturity date is based on the price or level of the Reference Asset on the final observation date, as described below:

•

If the price or level of the Reference Asset on the final observation date was greater than or equal to the initial price or level of the Reference Asset (or strike value, if applicable), you will receive the principal amount of your notes.

•

If the price or level of the Reference Asset on the final observation date was less than the initial price or level of the Reference Asset (or strike value, if applicable) and no minimum redemption is specified, you will lose 1% of the principal amount of your notes for each percentage point that the reference return is below 0.00%. For example, if the reference return is -25%, you will suffer a 25% loss and receive 75% of the principal amount of your notes.

•

If the price or level of the Reference Asset on the final observation date was less than the initial price or level of the Reference Asset (or strike value, if applicable) and a minimum redemption is specified, you will lose 1% of the principal amount of your notes for each percentage point that the reference return is below 0.00%, but you will not receive less than the minimum redemption. For example, if the reference return is -15% and the minimum redemption is equal to 90% of the principal amount of your notes, you will suffer a 10% loss and receive 90% of the principal amount of your notes.

Notes with a buffer:

Unless otherwise specified in the relevant pricing supplement, for notes with a buffer, the amount of principal you will receive on the maturity date is based on the price or level of the Reference Asset on the final observation date in relation to the initial value and the buffer value, as described below:

•

If the price or level of the Reference Asset on the final observation date was greater than or equal to the initial price or level of the Reference Asset (or strike value, if applicable), you will receive the principal amount of your notes.

•

If the price or level of the Reference Asset on the final observation date was less than the initial price or level of the Reference Asset (or strike value, if applicable), but the reference return was greater than or equal to the buffer value (meaning that the Reference Asset has declined by no more than the buffer value), you will receive the principal amount of the note. For example, if the buffer value is equal to 10% (meaning the buffer protects the first 10% of loss) and the reference return is -4%, you will receive the principal amount of the note.

•

If the price or level of the Reference Asset on the final observation date was less than the initial price or level of the Reference Asset (or strike value, if applicable) and the reference return is less than the buffer value, you will lose 1% of the principal amount of your notes for each percentage point that the reference return is below the buffer value. For example, if the buffer value is equal to 10% (meaning the buffer protects the first 10% of loss) and the reference return is -25%, you will suffer a 15% loss and receive 85% of the principal amount of your notes.

Notes with a knockout buffer:

Unless otherwise specified in the relevant pricing supplement, for notes with a knockout buffer, the amount of principal you will receive on the maturity date is based on the price or level of the Reference Asset during the observation period and the price or level of the Reference Asset on the final observation date in relation to the initial value, the buffer value and the knockout value. For notes with a knockout buffer, if a knockout event occurs, you will lose the protection of the buffer, as described below:

•

If the price or level of the Reference Asset on the final observation date was greater than or equal to the initial price or level of the Reference Asset (or strike value, if applicable), you will receive the principal amount of your notes.

•

If a knockout event has not occurred, the price or level of the Reference Asset on the final observation date was less than the initial price or level of the Reference Asset (or strike value, if applicable) and the reference return is less than zero but greater than or equal to the buffer value (meaning that the Reference Asset has declined by no more than the buffer value), you will receive the principal amount of the note. For example, if the buffer value is equal to 10% (meaning the buffer protects the first 10% of loss) and the reference return is -4%, you will receive the principal amount of your notes.

•

If a knockout event has occurred, the price or level of the Reference Asset on the final observation date was less than the initial price or level of the Reference Asset (or strike value, if applicable) and the reference return is less than zero, you will lose the protection afforded by the buffer and therefore will lose 1% of the principal amount of your notes for each percentage point that the reference return is below zero. For example, if the reference return is -25%, you will suffer a 25% loss and receive 75% of the principal amount.

Unless otherwise specified in the relevant pricing supplement, a “knockout event” occurs if (i) for notes with intraday valuation, at any time during the observation period or on any observation date, as applicable, the reference value has declined below the knockout value, or (ii) for notes with daily valuation, on any scheduled trading day during the observation period or on any observation date, as applicable, the reference value, determined at the scheduled closing time (as defined herein) for the Reference Asset, is less than the knockout value.

The relevant pricing supplement will specify whether intraday valuation or daily valuation is applicable to the notes or, alternatively, may specify another method for monitoring the Reference Asset.

Please see “Payments on the Notes — At Maturity” on page PS-16 for additional terms related to the notes and a more detailed description of the payment at maturity. The applicable pricing supplement will specify whether the notes are subject to loss of principal due to the level or price of the Reference Asset, whether the notes have a buffer, a knockout buffer or a minimum redemption, and any additional terms related to the particular offering.

How will interest payments and any payment at maturity be calculated for notes linked to a basket?

Unless otherwise specified in the relevant pricing supplement, for notes linked to a basket, any interest payments and the payment on the maturity date will be based on a basket return, calculated as follows:

The basket return equals the quotient of (i) the final basket level minus the initial basket level divided by (ii) the initial basket level. The initial basket level will be set equal to 100 on the pricing date of the notes. The final basket level will be equal to the sum of the product of the reference return for each basket component multiplied by the weighting for such basket component within the basket.

Do the notes have a minimum interest payment?

If specified in the applicable pricing supplement, interest may be payable on the notes at a minimum coupon rate for one or more interest payment dates (including the maturity date, if applicable). Unless otherwise specified in the applicable pricing supplement, you will not be entitled to any interest payment based on the minimum coupon rate with respect to any interest payment date (including the maturity date).

Is there a secondary market for the notes?

The notes are a buy and hold investment. You should invest only if you are able to hold the notes until maturity. There may not be a secondary market for the notes. SunTrust Robinson Humphrey, Inc. or one of our other affiliates may make a market in the notes, but SunTrust Robinson Humphrey, Inc. and our other affiliates are under no obligation to do so. If one of our affiliates acts as a market maker, the price at which you will be able to sell your notes is likely to depend on the price, if any, that such affiliate is willing to pay for the notes. The price at which such affiliate is willing to purchase the notes may be less than the price you paid for your notes. If one of our affiliates does not act as a market maker for the notes, it is likely that there would be no secondary market for the notes.

How will the value of my notes prior to maturity be calculated?

Many factors will determine the market value of the notes. In general, the value of the notes prior to maturity will be primarily impacted by the movement of the Reference Asset and interest rates. Other factors that will affect the value include:

•	the expected volatility of the Reference Asset;

•	the time to maturity of the notes;

•	the dividend rate on the Reference Asset, if applicable;

•	the occurrence of certain events that may cause an adjustment;

•	our creditworthiness, including actual and anticipated downgrades in our credit rating;

•	economic, financial, political, regulatory, geographical, agricultural, meteorological, or judicial events; and

•	the agent’s commission and our estimated hedging costs.

What are some of the risks of the notes?

An investment in the notes involves risks, including risks not associated with conventional debt securities. You should read carefully the “Risk Factors” section on page PS-7 below and in the prospectus supplement, any applicable index supplement and the applicable pricing supplement.

Who should consider purchasing the notes?

The notes are designed for investors who:

•	seek a potential return greater than that of conventional debt securities with comparable maturities issued by SunTrust or another issuer with a similar credit rating;

•	are willing to accept the risk of investing in the Reference Asset;

•	are able and willing to hold the notes until maturity and understand that there will be little or no secondary market;

•	believe that the Reference Asset will increase, but understand that the return will not be greater than the applicable variable coupon rate;

•	are willing to accept a loss of principal due to a decline in the level or price of the Reference Asset, if applicable;

•	are willing to forego dividends and distributions payable to holders of the Reference Asset;

•

are willing to forego interest payments on any or all interest payment dates and at maturity if the price or level of the Reference Asset on the related observation date is less than the initial price or level of the Reference Asset (or strike value, if applicable); and

•	are willing and able to assume our credit risk.

The notes are not designed for investors who:

•	seek the lower risk of fixed income investments;

•	prefer to invest in the Reference Asset outright without any upside limitations;

•	are not willing to accept the risk of investing in the Reference Asset;

•	prefer to receive any dividends or distributions payable to the holders of the Reference Asset;

•	seek an investment with an active secondary market;

•	are unable or unwilling to hold the investment until maturity;

•	are unwilling to forego interest payments on any or all interest payment dates and at maturity; or

•	are unwilling or unable to assume our credit risk.

What is the Reference Asset?

The specific Reference Asset will be specified in the applicable pricing supplement and may be described in the applicable index supplement.

Please note that an investment in the notes does not entitle you to any ownership or other interest in the Reference Asset or any sponsor or issuer of the Reference Asset, and you will not receive any payments in respect of dividends or other distributions that may be payable to actual holders of the Reference Asset. The sponsor or issuer of the Reference Asset is not an affiliate of the issuer and is not involved in this offering in any way. The notes are our debt obligations, are not obligations of the sponsor or issuer of the Reference Asset and no sponsor or issuer of a Reference Asset has any obligation to you with respect to the notes.

How does an investment in the notes differ from an investment in the Reference Asset?

If the applicable pricing supplement indicates that the notes are subject to a loss of principal based on the level or price of the Reference Asset, then by investing in the notes you will assume the risk that the reference return will be less than zero or less than the buffer value, as applicable, causing the payment at maturity to fall below the principal amount of the notes. Much like an investment in the Reference Asset, you will be exposed to the risk of a decline in the price or level of the Reference Asset during the term of the notes. For notes with a buffer, unlike an investment in the Reference Asset, you will have some level of protection because the buffer protects against the first loss to the extent of the buffer value and to the extent that no knockout event has occurred, if applicable. For notes without a buffer, but with a minimum redemption, you will have some level of protection to the extent that the reference return would otherwise result in a payment at maturity below the minimum redemption. However, you will not be entitled to benefit from any increase in the price or level of the Reference Asset other than the potential payment of interest at the variable coupon rate on the interest payment dates (including the maturity date, if applicable) specified in the applicable pricing supplement. In addition, you will not be a beneficial owner of the Reference Asset and therefore will not be entitled to receive any dividends or similar distributions paid on the Reference Asset nor will you be entitled to purchase the Reference Asset by virtue of your ownership of the notes. Moreover, you will not be entitled to any voting rights or other control rights that holders of the Reference Asset may have. Instead you will potentially receive on each interest payment date, including the maturity date, higher interest payments than the interest payments that would generally be paid on ordinary debt securities with comparable maturities of SunTrust Banks, Inc. or an issuer with a comparable credit rating. Unlike a direct investment in the Reference Asset, an investment in the notes also subjects you to our credit risk.

What about taxes?

For a complete discussion of the U.S. federal income tax consequences of your investment in a note, please see the discussion under “Certain U.S. Federal Income Tax Considerations.”

RISK FACTORS

The notes are riskier than ordinary unsecured debt securities. Prospective purchasers of the notes should understand the risks of investing in the notes and should reach an investment decision only after careful consideration with their advisors of the suitability of the notes in light of their particular financial circumstances, the following risk factors and the other information included or incorporated by reference in the applicable pricing supplement, this product supplement no. CCN-1, any applicable index supplement, the prospectus supplement and the prospectus. We have no control over a number of matters, including economic, financial, regulatory, geographic, judicial and political events, that are important in determining the existence, magnitude, and longevity of these risks and their influence on the value of, or the payments made on, the notes. You should not purchase the notes unless you understand and can bear these investment risks.

We urge you to read the section “Risk Factors” on page S-2 in the accompanying prospectus supplement. Your notes will be subject to significant risks not associated with conventional fixed-rate or floating-rate debt securities.

Risks Relating to the Notes Generally

If the notes are subject to loss of principal based on the price or level of the Reference Asset, you may lose some or all of your principal due to a decline in the level of the Reference Asset.

If the applicable pricing supplement specifies that the notes are subject to a loss of principal due to the level or price of the Reference Asset, then you could lose some or all of your principal due to a decline in the price or level of the Reference Asset. Such notes differ from ordinary debt securities in that we will not pay you 100% of your principal amount if the reference return is negative, in the case of notes without a buffer, or less than the buffer, in the case of notes with a buffer. In that event, you will lose 1% of the original principal amount for each percentage point that the reference return is below 0.00% or the buffer, as applicable, subject to the minimum redemption, if any (which can only apply for notes without a buffer). Accordingly, you may lose some or all of your investment in the notes.

We cannot predict the price or level of any Reference Asset on any observation date.

The notes are unsecured debt obligations of SunTrust Banks, Inc. and are not obligations of any other third party. Even if the notes are not subject to the risk of a decline in the price or level of the Reference Asset, your investment in the notes is subject to our credit risk.

The notes are senior unsecured debt obligations of the issuer, SunTrust Banks, Inc. and are not, either directly or indirectly, an obligation of any third party. The notes are not deposits or other obligations of SunTrust Bank or any other bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency. Any payment to be made on the notes depends on the ability of SunTrust Banks, Inc. to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of SunTrust Banks, Inc. may affect the market value of the notes and, in the event that SunTrust Banks, Inc. defaults on its obligations, you may not receive the amounts owed to you under the terms of the notes.

Your potential return on the notes at maturity is limited and may not reflect the full performance of the Reference Asset.

Your payment at maturity per note will not be greater than an amount equal to the principal amount plus any interest payable on the maturity date. The maximum possible return for each note at maturity is limited to the variable coupon rate with respect to the maturity date (or minimum coupon rate, if applicable) even if the increase in the level of the Reference Asset is significantly greater than the variable coupon rate (or minimum coupon rate, if applicable). In such circumstances, your return on the notes may be less than the return you would have received if you had invested directly in the Reference Asset.

You may not receive periodic interest payments.

Unless otherwise specified in the applicable pricing supplement, as a holder of the notes, you will not receive periodic interest payments on any interest payment date (including the maturity date) if the level or price of the Reference Asset on the immediately preceding observation date was less than the initial level or price of the Reference Asset (or strike value, if applicable). If the level or price of the Reference Asset on each observation date is less than the initial level or price of the Reference Asset (or strike value, if applicable), you will not receive any interest payments on the notes.

The price or level of the Reference Asset will be measured only on the observation dates specified in the pricing supplement. Even if the level of the Reference Asset exceeds the initial level (or strike value, if applicable) prior to or after one or more observation dates, you may not receive interest payments.

The price or level of the Reference Asset will be measured only on the observation dates specified in the applicable pricing supplement. Even if the price or level of the Reference Asset equals or exceeds the initial price or level of the Reference Asset (or strike value, if applicable) for an extended period of time prior to or after an observation date, if the price or level of the Reference Asset on an observation date does not equal or exceed the initial price or level of the Reference Asset (or strike value, if applicable), no interest payment will be payable in respect of your notes on the immediately following interest payment date (including the maturity date) unless a minimum coupon rate is specified for that interest payment date. In addition, if the pricing supplement specifies that the price or level of the Reference Asset on an observation date will be determined based on the closing price or closing level of the Reference Asset and such closing price or closing level on an observation date is less than the initial price or level of the Reference Asset (or strike value, if applicable) then, even if the price or level of the Reference Asset exceeded the initial price or level (or strike value, if applicable) at other times on the observation date, no interest payment will be payable in respect of your notes on the immediately following interest payment date (unless a minimum coupon rate is specified for that interest payment date).

The price or level of the Reference Asset will be measured only on the observation dates specified in the pricing supplement. Even if the level of the Reference Asset exceeds the initial level (or strike value, if applicable) prior to or after the maturity date, if the notes are subject to loss of principal based on the price or level of the Reference Asset, you may lose some or all of your principal due to a decline in the level of the Reference Asset.

The price or level of the Reference Asset will be measured only on the observation dates specified in the applicable pricing supplement. Even if the price or level of the Reference Asset equals or exceeds the initial price or level of the Reference Asset (or strike value, if applicable) for an extended period of time prior to or after the maturity date, if the price or level of the Reference Asset on the final observation date does not equal or exceed the initial price or level of the Reference Asset (or strike value, if applicable) and the applicable pricing supplement specifies that your notes are subject to loss of principal based on the price or level of the Reference Asset, you will lose 1.0% of the original principal amount of your notes for each percentage point that the reference return is below 0.00% or the buffer, as applicable, subject to the minimum redemption, if any.

In addition, if the pricing supplement specifies that the price or level of the Reference Asset will be determined based on the closing price or closing level of the Reference Asset and such closing price or closing level on the final observation date is less than the initial price or level of the Reference Asset (or strike value, if applicable) then, even if the price or level of the Reference Asset exceeded the initial price or level (or strike value, if applicable) at other times on such date, if your notes are subject to loss of principal based on the price or level of the Reference Asset, you will lose 1.0% of the original principal amount of your notes for each percentage point that the reference return is below 0.00% or the buffer, as applicable, subject to the minimum redemption, if any.

The price of the notes will include commissions and hedging costs of our affiliates.

The original issue price of the notes includes underwriting commissions and fees, structuring costs and our cost of hedging our obligations under the notes through one or more of our affiliates. As a result, assuming no change in market conditions or any other relevant factors, the price if any, at which you will be able to sell the notes in secondary market transactions, if at all, will likely be lower than the original issue price.

Changes that affect the Reference Asset will affect the market value of the notes and the amount you will receive at maturity.

For Reference Assets consisting of funds or indices, the policies of the publisher, sponsor or compiling authority for a Reference Asset (the “reference sponsor”) or the underlying index of a Reference Asset, as applicable, concerning additions, deletions and substitutions of the constituents included in a Reference Asset or the underlying index of a Reference Asset, as applicable, and the manner in which a reference sponsor takes account of certain changes affecting those constituents included in the relevant Reference Asset or the underlying index of the relevant Reference Asset, as applicable, may affect the price or level of that Reference Asset. The policies of the reference sponsor with respect to the calculation of the relevant Reference Asset or the underlying index of the relevant Reference Asset, as applicable, could also affect the price or level of that Reference Asset. The reference sponsor may discontinue or suspend calculation or dissemination of the relevant Reference Asset or the underlying index of the relevant Reference Asset, as applicable. Any such actions could affect the value of the notes.

The notes will not accrue dividends or other distributions and will not entitle the holder voting rights.

The return on your notes may not reflect the return you would realize if you actually owned the Reference Asset. As a holder of the notes, you will not have voting rights or rights to receive dividends or other distributions or other rights that holders of any stocks or futures contracts underlying the Reference Asset or the underlying index of the Reference Asset, as applicable, would have.

In the case of notes that are subject to a loss of principal due to a decline in the price or level of the Reference Asset, the U.S. federal income tax consequences of an investment in the notes are uncertain.

There is no direct legal authority as to the proper tax treatment of notes that are subject to a loss of principal due to a decline in the price or level of the Reference Asset, and therefore significant aspects of the tax treatment of such notes are uncertain, as to both the timing and character of any inclusion in income in respect of such notes. You will have agreed with us under the terms of the notes to treat such notes as an income-bearing single financial contract, as described below under “Certain U.S. Federal Income Tax Considerations.” Assuming such treatment, any gain or loss you recognize on the sale or exchange of such notes, or the settlement of such notes at maturity (excluding amounts attributable to interest), should generally be treated as capital gain or loss (and as long-term capital gain or loss if you held the notes for more than one year at the time of sale, exchange or settlement). If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for such notes, the timing and character of income, gain or loss with respect to the notes may differ. No ruling will be requested from the IRS with respect to the notes and no assurance can be given that the IRS will agree with the tax treatment described in this product supplement no. CCN-1. If you are a Non-U.S. Holder (as defined in “Certain U.S. Federal Income Tax Considerations” below), we intend to withhold tax (at a 30% rate or lower rate specified under an applicable income tax treaty) on any payments of interest on notes that are subject to a loss of principal due to a decline in the price or level of the Reference Asset.

Because of the uncertainty regarding the tax treatment of notes that are subject to a loss of principal due to a decline in the price or level of the Reference Asset, we urge you to consult your tax advisor as to the tax consequences of your investment in such notes. For a more complete discussion of the U.S. federal income tax consequences relating to an investment in the notes, please see the discussion under “Certain U.S. Federal Income Tax Considerations.”

Notes that are not subject to a loss of principal due to a decline in the price or level of the Reference Asset generally should be treated as debt instruments that are subject to special rules for U.S. federal income tax purposes.

Notes that are not subject to a loss of principal due to a decline in the price or level of the Reference Asset generally should be treated as debt instruments that are subject to the special rules governing contingent payment debt obligations for U.S. federal income tax purposes (assuming a maturity of more than one year). If you are a U.S. individual or taxable entity, you generally will be required under these rules to include original issue discount in gross income each year on a constant yield to maturity basis using the “comparable yield” for the notes, subject to adjustment to take into account any differences between actual and projected payments on the notes. The comparable yield is used solely for U.S. federal income tax purposes and is neither a prediction nor a guarantee of what your actual yield will be on any notes. In addition, any gain you recognize on the sale or exchange of a note that is not subject to a loss of principal due to a decline in the price or level of the Reference Asset, or the settlement of such a note at maturity, generally will be taxed as ordinary interest income. For a more complete discussion of the U.S. federal income tax consequences relating to an investment in the notes, please see the discussion under “Certain U.S. Federal Income Tax Considerations” below.

Market disruptions may adversely affect your return.

With respect to Reference Assets that are indices or funds, the calculation agent may, in its sole discretion, determine that the markets have been affected in a manner that prevents it from properly valuing the Reference Asset on any observation date and calculating the amount that we are required to pay you, if any, on any interest payment date (including the maturity date). These events may include disruptions or suspensions of trading in the markets as a whole. If the calculation agent, in its sole discretion, determines that any of these events are material, it is possible that the final observation date and the maturity date or any observation date and the related interest payment date will be postponed and your return will be adversely affected. In addition, for notes linked to a Reference Asset that includes a commodity index, if we or our affiliates are unable to properly hedge our obligations under the notes, we have the right, but not the obligation, to accelerate the payment on your notes and pay you an amount determined in good faith in a commercially reasonable manner by the calculation agent. If the payment on your notes is accelerated, your investment may result in a loss and you may not be able to reinvest your money in a comparable investment. See “Additional Terms of the Notes — Market Disruption Events.”

The value of shares of a fund that tracks an index may not completely track the level of the index that underlies the fund (the “underlying index”).

Although the trading characteristics and valuations of shares of a Reference Asset that is a fund will usually mirror the characteristics and valuations of the underlying index, the value of the shares of such Reference Asset may not completely track the level of the underlying index. The value of a Reference Asset that is a fund may reflect transaction costs and fees incurred or imposed by the issuer of the fund (the “reference issuer”) that are not included in the calculation of the underlying index. Additionally, because such Reference Asset may not actually hold all of the stocks that comprise the underlying index but invests in a representative sample of securities which have a similar investment profile as the stocks that comprise the underlying index, a Reference Asset that is or includes a fund may not fully replicate the performance of the underlying index.

Additional Risk Related to Notes with a Knockout Buffer

The protection provided by the knockout buffer may terminate during the term of the notes.

If the reference value declines below the knockout value on any relevant scheduled trading day during the observation period (which may occur only once at maturity), you will lose the protection provided by the buffer and be fully exposed to any decrease in the value of any Reference Asset at maturity. Under these circumstances, if the final value of the Reference Asset is less than the initial value of the Reference Asset (or strike value, as applicable), you will lose 1% of the principal amount of your notes for each percentage point that the reference return is below 0.00%. As a result, if you invest in notes with a knockout buffer, you may lose up to 100% of your investment.

Additional Risks Related to Notes Linked to a Basket of Reference Assets (each such Reference Asset, a “basket component”)

Changes in the prices or levels of the basket components may offset each other.

If the notes are linked to a basket of basket components, then at a time when the price or level of one or more of the basket components increases, the price or level of one or more of the other basket components may not increase by the same amount or may even decline. Therefore, in calculating the basket return, increases in the prices or levels of one or more of the basket components may be moderated, or wholly offset, by lesser increases or declines in the prices or levels of one or more of the other basket components. If the basket components are not equally weighted, a decline in a more heavily weighted basket component may have a greater effect on the return of the notes linked to that basket than an equal or greater increase in the value of a less heavily weighted basket component. As a result, even if the levels of one or more basket components increase over the term of the notes, the basket return might nonetheless be negative. See “Payments on the Notes — At Maturity — Notes Linked to a Basket.”

Additional Risks Related to Notes Linked to Equity Indices and Funds

If the Reference Asset includes an equity index that is not a total return index, the level of the Reference Asset will not reflect dividends on the equity securities included in such index.

If the notes are linked to an equity index that is not a total return index, the level of such index will not reflect the dividends paid on securities included in such index. This is because the calculation agent will determine the level of the index on the observation dates and calculate the reference return by reference to the level of the index on the observation dates. The level of the index may reflect the prices of the equity securities as calculated in such index without taking into consideration the value of dividends paid on those equity securities.

Investments in notes linked to Reference Assets that are equity funds may involve industry concentration risks.

The stocks included in an underlying index may be stocks of companies representing a particular market sector. As a result, an investment in the notes will be concentrated in this single sector. Although an investment in the notes will not give noteholders any ownership or other direct interests in the stocks comprising the relevant underlying index, the return on an investment in the notes will be subject to certain risks similar to those associated with direct equity investments in the market sector represented by the relevant underlying index.

Additional Risks Related to Foreign Currencies and Non-U.S. Securities Markets

If the Reference Asset includes a foreign index, a foreign fund or one or more exchange rates, the notes may be subject to currency exchange risk.

If the Reference Asset includes an equity index or equity fund comprised of foreign equity securities or if the Reference Asset includes one or more exchange rates, the holders of the notes will be exposed to currency exchange rate risk with respect to each of the currencies in which the equity securities composing that foreign index or held by that foreign fund trade and with respect to the specific exchange rates included in the Reference Asset. An investor’s exposure will depend on the extent to which such currencies strengthen or weaken against the U.S. dollar.

Of particular importance to potential currency exchange risk are:

•	existing and expected rates of inflation;

•	existing and expected interest rate levels;

•	the balance of payments; and

•	the extent of governmental surpluses or deficits in the component countries and the United States.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various component countries and the United States and other countries important to international trade and finance.

If the Reference Asset includes a foreign equity fund or a foreign equity index, an investment in the notes may be subject to risks associated with non-U.S. securities markets.

Some or all of the equity securities that compose a foreign index or are held by a foreign fund may have been issued by non-U.S. companies. Investments in securities linked in whole or in part to the value of such non-U.S. equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than about U.S. companies that are subject to the reporting requirements of the SEC, and generally non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies.

The prices of securities in non-U.S. jurisdictions may be affected by political, economic, financial and social factors in such markets, including changes in a country’s government, economic and fiscal policies, currency exchange laws and other foreign laws or restrictions. Moreover, the economies in such countries may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self sufficiency. Such countries may be subjected to different and, in some cases, more adverse economic environments.

The economies of emerging market countries in particular face several concerns, including relatively unstable governments which may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and which may have less protection of property rights than more developed countries. These economies may also be based on only a few industries, be highly vulnerable to changes in local and global trade conditions and may suffer from extreme and volatile debt burdens or inflation rates. In addition, local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. The risks of the economies of emerging market countries are relevant for notes where the Reference Asset includes a fund or an index composed of securities traded in one or more emerging market countries.

Additional Risks Related to Commodity Indices

If the Reference Asset includes a commodity index, you will not have rights in the exchange-traded futures contracts on the commodities underlying the commodity index.

As an owner of notes linked to a commodity index, you will not have rights that holders of exchange-traded futures contracts on the commodities underlying a commodity index may have.

Owning notes linked to a Reference Asset that includes a commodity index is not the same as owning the commodities underlying the commodity index or the futures contracts that compose the commodity index, or any other commodity-related contracts directly.

The return on notes linked to a Reference Asset that is a commodity index will not reflect the return you would realize if you actually purchased the futures contracts that compose a commodity index, or exchange-traded or over-the-counter instruments based on any commodity index. You will not have any rights that holders of such assets or instruments have.

If the Reference Asset includes a commodity index, suspension or disruptions of market trading in relevant commodity and related futures markets may adversely affect the value of the notes.

The commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the level of a commodity index and, therefore, the value of notes linked to a commodity index.

If the Reference Asset includes a commodity index, the notes will not be regulated by the Commodity Futures Trading Commission.

If the Reference Asset includes a commodity index, the proceeds received by us from the sale of the notes will not be used to purchase or sell any commodity futures contracts or options on futures contracts for your benefit. An investment in the notes does not constitute an investment in futures contracts, options on futures contracts or in a collective investment vehicle that trades in these futures contracts (a “commodity pool”), and you will not benefit from the regulatory protections of the Commodity Futures Trading Commission (the “CFTC”). You will not benefit from the CFTC’s or any non-U.S. regulatory authority’s regulatory protections afforded to persons who trade in futures contracts on a regulated futures exchange. The notes will not be interests in a commodity pool, the notes will not be regulated by the CFTC as a commodity pool, we will not be registered with the CFTC as a commodity pool operator, and you will not benefit from the CFTC’s or any non-U.S. regulatory authority’s regulatory protections afforded to persons who invest in regulated commodity pools.

If the Reference Asset includes a commodity index, the commodity futures contracts underlying such commodity index are subject to legal and regulatory regimes that may change in ways that could affect our ability to hedge our obligations under the notes, and/or could lead to the early acceleration of your notes.

Futures contracts and options on futures contracts markets are subject to extensive statutes, regulations, and margin requirements. The CFTC and the exchanges on which futures contracts trade are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily limits and the suspension of trading. Furthermore, certain exchanges have regulations that limit the amount of fluctuations in futures contract prices which may occur during a single five-minute trading period. These limits could adversely affect the market prices of relevant futures contracts and forward contracts. The regulation of commodity transactions in the U.S. is subject to ongoing modification by governmental and judicial action. The effects of any future legal or regulatory change on the value of the notes is impossible to predict, but could be substantial and adverse to the interests of noteholders.

If the Reference Asset includes a commodity index, upon the occurrence of legal or regulatory changes that the calculation agent determines have interfered with our or our affiliates’ ability to properly hedge our obligations under the notes, or if for any other reason we or our affiliates are unable to properly hedge our obligations, we may, in our sole and absolute discretion, accelerate the payment on your notes early and pay you an amount determined in good faith and in a commercially reasonable manner by the calculation agent. If the payment on your notes is accelerated, your investment may result in a loss and you may not be able to reinvest your money in a comparable investment. See “Additional Terms of the Notes — Consequences of a Commodity Hedging Disruption Event.”

PRICING SUPPLEMENT OVERVIEW

The pricing supplement for each offering of notes will contain the detailed information and terms with respect to that particular offering. The pricing supplement also may supplement, update or change information contained in this product supplement no. CCN-1, any index supplement, the prospectus supplement and the prospectus. If the terms described in the applicable pricing supplement are inconsistent with those described herein or in the prospectus, index supplement, or prospectus supplement, the terms described in the applicable pricing supplement will be controlling. Any pricing supplement should be read along with this product supplement no. CCN-1, any applicable index supplement, the prospectus supplement and the prospectus. It is important that you consider carefully all of the information in the pricing supplement, this product supplement no. CCN-1, any applicable index supplement, the prospectus supplement and the prospectus when making your investment decision.

Terms Specified in a Pricing Supplement. The following is a partial listing of the information and terms of a note offering which may be included in a pricing supplement:

•	initial public offering price,

•	agents’ commission or discount, if any,

•	Reference Asset and reference sponsor or reference issuer,

•	ticker symbol of Reference Asset,

•	initial valuation date,

•	issue date,

•	maturity date and any terms related to any extension of the maturity date not otherwise set forth in this product supplement no. CCN-1,

•	initial value of Reference Asset,

•	interest payment dates,

•	observation dates or observation period, as applicable, and whether the notes will have intraday valuation,

•	variable coupon rates,

•	minimum coupon rate, if any,

•	strike value, if any,

•	minimum redemption, if any,

•	buffer, if any,

•	knockout buffer, if any,

•	CUSIP number,

•	ISIN, if applicable, and

•	any other applicable terms.

PAYMENTS ON THE NOTES

At Maturity

Subject to the occurrence of a market disruption event (including the early acceleration of the amounts due and payable under the notes under certain circumstances), unless otherwise specified in the applicable pricing supplement, on the maturity date specified in the applicable pricing supplement, you will receive an amount in cash equal to the cash settlement value, calculated in the manner described below. Unless otherwise specified in the applicable pricing supplement, you will not be entitled to any interest payment based on the minimum coupon rate with respect to any interest payment date (including the maturity date).

Interest Payments

Interest may be payable on the notes on each interest payment date specified in the relevant pricing supplement (including the maturity date, if applicable). Whether or not interest will be payable on any specific interest payment date (including the maturity date, if applicable) will depend on the level or price of the Reference Asset on the observation date immediately preceding the interest payment date. If the level or price of the Reference Asset on an observation date is greater than or equal to the initial level or price of the Reference Asset (or strike value, if applicable), then on the immediately following interest payment date, you will receive an interest payment equal to the outstanding principal amount of your notes multiplied by the variable coupon rate with respect to such interest payment date. If the level or price of the Reference Asset on an observation date is less than the initial level or price of the Reference Asset (or strike value, if applicable), then on the immediately following interest payment date, you will not receive an interest payment on your notes, unless a minimum coupon rate is specified in the applicable pricing supplement for such interest payment date.

The “observation dates,” “interest payment dates,” “variable coupon rate(s),” “minimum coupon rate,” if any, and “strike value” if applicable will be specified in the applicable pricing supplement. Unless otherwise specified in the applicable pricing supplement, “observation dates” and “interest payment dates” may occur monthly, quarterly, semiannually or annually. If applicable, the “strike value” of the notes will be a percentage of the initial price or level of the Reference Asset and may be higher than the initial price or level of the Reference Asset.

If specified in the applicable pricing supplement, the notes may accrue interest at a minimum coupon rate for one or more interest payment dates. Unless otherwise specified in the applicable pricing supplement, you will not be entitled to any minimum coupon rate with respect to any interest payment date.

Principal Payments

Subject to the impact of a market disruption event (including the early acceleration of the amounts due and payable under the notes under certain circumstances), unless otherwise specified in the applicable pricing supplement, on the maturity date, you will receive an amount in cash equal to the outstanding principal amount of your notes.

If the applicable pricing supplement specifies that the notes are subject to loss of principal based on the price or level of the Reference Asset, then on the maturity date, you will receive an amount in cash calculated as follows:

Notes without a buffer:

Unless otherwise specified in the relevant pricing supplement, for notes without a buffer, the amount of principal you will receive on the maturity date is based on the price or level of the Reference Asset on the final observation date, as described below:

•

If the price or level of the Reference Asset on the final observation date was greater than or equal to the initial price or level of the Reference Asset (or strike value, if applicable), you will receive the principal amount of your notes.

•

If the price or level of the Reference Asset on the final observation date was less than the initial price or level of the Reference Asset (or strike value, if applicable) and no minimum redemption is specified, you will lose 1% of the principal amount of your notes for each percentage point that the reference return is below 0.00%. For example, if the reference return is -25%, you will suffer a 25% loss and receive 75% of the principal amount of your notes.

•

If the price or level of the Reference Asset on the final observation date was less than the initial price or level of the Reference Asset (or strike value, if applicable) and a minimum redemption is specified, you will lose 1% of the principal amount of your notes for each percentage point that the reference return is below 0.00%, but you will not receive less than the minimum redemption. For example, if the reference return is -15% and the minimum redemption is equal to 90% of the principal amount of your notes, you will suffer a 10% loss and receive 90% of the principal amount of your notes.

Notes with a buffer:

Unless otherwise specified in the relevant pricing supplement, for notes with a buffer, the amount of principal you will receive on the maturity date is based on the price or level of the Reference Asset on the final observation date in relation to the initial value and the buffer value, as described below:

•

If the price or level of the Reference Asset on the final observation date was greater than or equal to the initial price or level of the Reference Asset (or strike value, if applicable), you will receive the principal amount of your notes.

•

If the price or level of the Reference Asset on the final observation date was less than the initial price or level of the Reference Asset (or strike value, if applicable), but the reference return was greater than or equal to the buffer value (meaning that the Reference Asset has declined by no more than the buffer value), you will receive the principal amount of the note. For example, if the buffer value is equal to 10% (meaning the buffer protects the first 10% of loss) and the reference return is -4%, you will receive the principal amount of the note.

•

If the price or level of the Reference Asset on the final observation date was less than the initial price or level of the Reference Asset (or strike value, if applicable) and the reference return is less than the buffer value, you will lose 1% of the principal amount of your notes for each percentage point that the reference return is below the buffer value. For example, if the buffer value is equal to 10% (meaning the buffer protects the first 10% of loss) and the reference return is -25%, you will suffer a 15% loss and receive 85% of the principal amount of your notes.

Notes with a knockout buffer:

Unless otherwise specified in the relevant pricing supplement, for notes with a knockout buffer, the amount of principal you will receive on the maturity date is based on the price or level of the Reference Asset during the observation period and the price or level of the Reference Asset on the final observation date in relation to the initial value, the buffer value and the knockout value. For notes with a knockout buffer, if a knockout event occurs, you will lose the protection of the buffer, as described below:

•

If the price or level of the Reference Asset on the final observation date was greater than or equal to the initial price or level of the Reference Asset (or strike value, if applicable), you will receive the principal amount of your notes.

•

If a knockout event has not occurred, the price or level of the Reference Asset on the final observation date was less than the initial price or level of the Reference Asset (or strike value, if applicable) and the reference return is less than zero but greater than or equal to the buffer value (meaning that the Reference Asset has declined by no more than the buffer value), you will receive the principal amount of the note. For example, if the buffer value is equal to 10% (meaning the buffer protects the first 10% of loss) and the reference return is -4%, you will receive the principal amount of your notes.

•

If a knockout event has occurred, the price or level of the Reference Asset on the final observation date was less than the initial price or level of the Reference Asset (or strike value, if applicable) and the reference return is less than zero, you will lose the protection afforded by the buffer and therefore will lose 1% of the principal amount of your notes for each percentage point that the reference return is below zero. For example, if the reference return is -25%, you will suffer a 25% loss and receive 75% of the principal amount.

For notes with a knockout buffer, the protection provided by the knockout buffer will terminate and you will lose some or all of your investment at maturity if the final value is less than the initial value (or strike value, if applicable) and a knockout event has occurred.

Unless otherwise specified in the relevant pricing supplement, a “knockout event” occurs if (i) for notes with intraday valuation, at any time during the observation period or on any observation date, as applicable, the reference value has declined below the knockout value, or (ii) for notes with daily valuation, on any scheduled trading day during the observation period or on any observation date, as applicable, the reference value, determined at the scheduled closing time (as defined below in “Additional Terms of the Notes — Market Disruption Events”) for the Reference Asset, is less than the knockout value.

The relevant pricing supplement will specify whether intraday valuation or daily valuation is applicable to the notes or, alternatively, may specify another method for monitoring the Reference Asset, such as monthly or quarterly valuation on “observation dates” or a single observation date prior to or at maturity.

Notes linked to a basket

Unless otherwise specified in the relevant pricing supplement, for notes linked to more than one Reference Asset, any interest payments and the payment on the maturity date will be based on a basket return, where the basket return is calculated as follows:

The basket return equals the quotient of (i) the final basket level minus the initial basket level divided by (ii) the initial basket level. The initial basket level will be set at 100 on the pricing date of the notes. The final basket level will be equal to the sum of the product of the returns for each basket component multiplied by the weighting for such basket component within the basket.

The weighting of each basket component within the basket will be specified in the applicable pricing supplement.

Key Terms:

Basket Return:	The quotient of (i) the final basket level minus the initial basket level divided by (ii) the initial basket level.

Buffer Value:	As specified in the applicable pricing supplement.

Final Basket Level:	The level of the basket on the final observation date, equal to the sum of the product of the reference return for each basket component multiplied by the weighting for such basket component within the basket.

Final Value:	The reference value on the final observation date, as determined by the calculation agent in a manner specified in the applicable pricing supplement.

Initial Basket Level:	Set at 100 on the trade date, unless otherwise specified in the applicable pricing supplement.

Initial Value:	The reference value on the trade date, as determined by the calculation agent and specified in the applicable pricing supplement.

Interest Payment Dates:	As specified in the applicable pricing supplement.

Knockout Value:	As specified in the applicable pricing supplement.

Maturity Date:	As specified in the applicable pricing supplement.

Minimum Coupon Rate:	As specified in the applicable pricing supplement.

Minimum Redemption:	As specified in the applicable pricing supplement.

Observation Dates:	As specified in the applicable pricing supplement.

Observation Period:	The period beginning on, and including, the trade date and ending on, and including, the final observation date.

Pricing Date:	As specified in the applicable pricing supplement.

Reference Return:	The quotient of (i) the final value of the Reference Asset minus the initial value of the Reference Asset divided by (ii) the initial value of the Reference Asset.

Reference Value:	The price or level, as applicable, of the Reference Asset, as determined by the calculation agent in a manner described in the applicable pricing supplement.

Strike Value:	As specified in the applicable pricing supplement.

Trade Date:	As specified in the applicable pricing supplement.

Variable Coupon Rates:	As specified in the applicable pricing supplement.

Value of the Notes Prior to Maturity

The market value of the notes will be affected by a number of interrelated factors including, but not limited to, the price or level of the Reference Asset in relation to the initial value and any buffer, supply and demand, the volatility of the Reference Asset, the level of interest rates and other economic conditions, as well as the perceived creditworthiness of SunTrust Banks, Inc. You should understand that the market value of the notes is driven by a range of interrelated factors and that, while the price or level of the Reference Asset is an important variable, it cannot be used as the sole measure to determine the value of this investment. You should not use any single variable to determine the value of this investment.

ADDITIONAL TERMS OF THE NOTES

The notes will be issued by SunTrust Banks, Inc. under an indenture dated September 10, 2007, between us and U.S. Bank National Association, as trustee (as may be supplemented from time to time). This product supplement no. CCN-1 summarizes specific financial and other terms that apply to the notes. Terms that apply generally to all medium-term notes are described in “Description of Notes” in the accompanying prospectus supplement. This document supplements the prospectus supplement and prospectus and, if the terms described in this product supplement no. CCN-1 are inconsistent with the terms described in those documents, the terms described in this document are controlling.

Please note that the information about the price to public and net proceeds to us in the applicable pricing supplement relates only to the initial sale of the notes. If you have purchased the notes in a purchase/resale transaction after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale from your broker-dealer.

Denominations

Unless otherwise stated in the applicable pricing supplement, the notes will be issued in minimum denominations of $1,000, increased in multiples of $1,000.

Maturity Date and Final Observation Date

If the maturity date stated in the applicable pricing supplement is not a business day (as defined below), the amounts payable at maturity will be paid on the next following business day. Unless otherwise specified in the applicable pricing supplement, the maturity date will be three business days after the final observation date. If the stated final observation date as specified in the applicable pricing supplement occurs on a day that is not a scheduled trading day (as defined below), the final observation date will be the first succeeding scheduled trading day. The calculation agent may postpone the final observation date — and therefore the maturity date — if a market disruption event occurs or is continuing on a day that would otherwise be the final observation date. If a market disruption event that is a commodity hedging disruption event occurs, we may accelerate payment of amounts due on the notes. We describe market disruption events under “Market Disruption Events” below.

Business Day

Any payment on the notes that would otherwise be due on a day that is not a business day (as defined in the prospectus supplement) may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date, except as described under “Maturity Date and Final Observation Date” above.

Calculation Agent

SunTrust Bank will act as the calculation agent. The calculation agent will determine, among other things, the initial and final level of the Reference Asset and the calculation of the reference return and basket return, if applicable. The calculation agent will also determine whether there has been a market disruption event, a commodity hedging disruption event or the discontinuation of any index or fund, the amount payable to you in the event of an early acceleration and whether there has been a material change in the method of calculation of any of the indices or funds, as well as which exchange traded fund will be substituted for a fund that is de-listed, liquidated or otherwise terminated; whether an underlying index has been changed in a material respect and whether a fund has been modified so that such fund does not, in the opinion of the calculation agent, fairly represent the price of such fund had those modifications not been made. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us. We may appoint a different calculation agent from time to time after the date of the relevant pricing supplement without your consent and without notifying you.

The calculation agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity on or prior to 11:00 a.m., New York City time, on the business day preceding the maturity date.

All calculations with respect to the level of the Reference Asset, any index or fund or the basket or any basket component will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., 0.876545 would be rounded to 0.87655); all dollar amounts related to determination of the payment per $1,000 principal amount note at maturity, if any, will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., 0.76545 would be rounded up to 0.7655); and all dollar amounts paid on the aggregate principal amount of notes per holder will be rounded to the nearest cent, with one-half cent rounded upward.

Market Disruption Events

Market disruption events may exist with respect to indices and funds as described below. With respect to an index, “market disruption event” shall mean an “index disruption event” as defined below. With respect to a fund, “market disruption event” shall mean a “fund disruption event” as defined below.

The following applies to Reference Assets that are indices:

If any observation date is not a scheduled trading day with respect to an index, then the observation date with respect to that index will be the next day that is a scheduled trading day with respect to that index. If an index disruption event (as defined below) exists for an index on any observation date, then such observation date for that index will be the next scheduled trading day for which there is no index disruption event with respect to that index. If an index disruption event exists with respect to an observation date for an index on five consecutive scheduled trading days, then that fifth scheduled trading day will be the observation date for that index, and the value of that index will be determined by means of the formula for and method of calculating that index which applied just prior to the index disruption event, using the relevant exchange traded or quoted price of each stock in that index (or a good faith estimate of the value of a security in that index which is itself the subject of an index disruption event). For the avoidance of doubt, if no index disruption event exists with respect to an index on an observation date for that index, the determination of that index’s value will be made on the originally scheduled observation date, irrespective of the existence of an index disruption event with respect to one or more other Reference Assets. If any observation date for any index is postponed, then the maturity date, and/or any interest payment date, as applicable, will also be postponed by an equal number of scheduled trading days and no interest will be paid in respect of such postponement.

Unless otherwise specified in the relevant pricing supplement, “index disruption event” means, with respect to an index, any scheduled trading day on which any relevant exchange or related exchange fails to open for trading during its regular trading session or on which any of the following events has occurred and is continuing which the calculation agent determines is material:

(i)	Any suspension of or limitation imposed on trading by any relevant exchanges or related exchanges or otherwise, (A) relating to any component security or futures contract included in the Reference Asset or (B) in futures or options contracts relating to a component security or the Reference Asset on any related exchange; or

(ii)	Any event (other than any event described in (iii) or (iv) below) that disrupts or impairs the ability of market participants in general (A) to effect transactions in or obtain market values or settlement prices for any component security or futures contract included in the Reference Asset or (B) to effect transactions in or obtain market values or settlement prices for, futures or options contracts relating to a component security or the Reference Asset on any relevant related exchange; or

(iii)	The closure on any scheduled trading day of any relevant exchange or related exchange prior to its scheduled closing time (unless the earlier closing time is announced by the relevant exchange or related exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on the exchange and (ii) the submission deadline for orders to be entered into the relevant exchange or related exchange for execution at the close of trading on that day); or

(iv)	A commodity hedging disruption event.

If the Reference Asset includes a commodity index, “commodity hedging disruption event” means that:

(a)	due to (i) the adoption of, or any change in, any applicable law, regulation or rule or (ii) the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law, rule, regulation or order, occurring on or after the pricing date, the calculation agent determines in good faith that it is contrary to such law, rule, regulation or order to purchase, sell, enter into, maintain, hold, acquire or dispose of our or our affiliates’ (A) positions or contracts in securities, options, futures, derivatives or foreign exchange or (B) other instruments or arrangements, in each case, in order to hedge individually or in the aggregate on a portfolio basis our obligations under the notes (“hedge positions”), including, without limitation, if such hedge positions are (or, but for the consequent disposal thereof, would otherwise be) in excess of any allowable position limit(s) in relation to any commodity traded on any exchange(s) or other trading facility (it being within the sole and absolute discretion of the calculation agent to determine which of the hedge positions are counted towards such limit); or

(b)	for any reason, we or our affiliates are unable, after using commercially reasonable efforts, to (i) acquire, establish, reestablish, substitute, maintain, unwind or dispose of any transaction(s) or asset(s) the calculation agent deems necessary to hedge the risk of entering into and performing our commodity-related obligations with respect to the notes, or (ii) realize, recover or remit the proceeds of any such transaction(s) or asset(s). See “Consequences of a Commodity Hedging Disruption Event” below.

“Related exchange” means, with respect to an index, each exchange or quotation system or any successor or temporary substitute for such exchange or quotation system (provided the calculation agent has determined, for a substitute exchange or quotation system, that liquidity on such substitute is comparable to liquidity on the original related exchange) where trading has a material effect (as determined by the calculation agent) on the overall market for futures or options contracts relating to the Reference Asset or component security.

“Relevant exchange” means, with respect to an index, the primary exchange or quotation system for any component security or futures contract then included in the Reference Asset.

“Scheduled closing time” means the scheduled weekday closing time of the relevant exchange or related exchange, without regard to after hours or any other trading outside of the regular trading session hours.

“Scheduled trading day” means any day on which all of the relevant exchanges and related exchanges are scheduled to be open for trading for their respective regular trading sessions.

The following applies to Reference Assets that are funds:

If any observation date is not a scheduled trading day with respect to a fund, then the observation date with respect to that fund will be the next day that is a scheduled trading day with respect to that fund. If a fund disruption event (as defined below) exists for a fund on any observation date then such observation date for that fund will be the next scheduled trading day for which there is no fund disruption event with respect to that fund. If a fund disruption event exists with respect to any observation date for a fund on five consecutive scheduled trading days, then that fifth scheduled trading day will be the observation date and the calculation agent will determine the value of the fund on that date in good faith and in its sole discretion using its estimate of the exchange traded price for the fund that would have prevailed but for that fund disruption event. For the avoidance of doubt, if no fund disruption event exists with respect to a fund on any observation date for that fund, the determination of that fund’s value will be made on the originally scheduled observation date, irrespective of the existence of a fund disruption event with respect to one or more other Reference Assets. If any observation date for any fund is postponed, then the maturity date, and/or any interest payment date, as applicable, will also be postponed by an equal number of scheduled trading days and no interest will be paid in respect of such postponement.

Unless otherwise specified in the relevant pricing supplement, “fund disruption event” means, with respect to a fund, any scheduled trading day on which any relevant exchange or related exchange for such fund fails to open for trading during its regular trading session or on which any of the following events has occurred and is continuing which the calculation agent determines is material:

(i)	Any suspension of or limitation imposed on trading by any relevant exchanges or related exchanges for such fund or otherwise, whether by reason of movements in price exceeding limits permitted by the relevant exchanges or related exchanges or otherwise, (A) relating to shares of the Reference Asset, (B) relating to any security included in the underlying index of the Reference Asset or (C) in futures or options contracts relating to the Reference Asset or the underlying index of the Reference Asset, on any related exchange; or

(ii)	Any event (other than any event described in (iii) below) that disrupts or impairs (as determined by the calculation agent) the ability of market participants in general (A) to effect transactions in or obtain market values for shares of the Reference Asset, (B) to effect transactions in, or obtain market values for any security included in the underlying index of the Reference Asset, or (C) to effect transactions in or obtain market values for, futures or options contracts relating to the Reference Asset or the underlying index of the Reference Asset on any relevant related exchange; or

(iii)	The closure on any scheduled trading day of any relevant exchange relating to shares of the fund or relating to any security included in the underlying index of the fund or any related exchange prior to its scheduled closing time unless the earlier closing time is announced by the relevant exchange or related exchange at least one hour prior to the earlier of (A) the actual closing time for the regular trading session on the exchange and (B) the submission deadline for orders to be entered into the relevant exchange or related exchange for execution at the close of trading on that day.

“Related exchange” means, with respect to a fund, each exchange or quotation system or any successor to such exchange or quotation system or any substitute exchange or quotation system to which trading in the futures or options contracts relating to the Reference Asset or the underlying index of the Reference Asset has temporarily relocated (provided that the calculation agent has determined that there is comparable liquidity relative to the futures or options contracts relating to the Reference Asset or the underlying index of the Reference Asset on such temporary substitute exchange or quotation system as on the original related exchange) on which futures or options contracts relating to the Reference Asset or the underlying index of the Reference Asset are traded where trading has a material effect (as determined by the calculation agent) on the overall market for futures or options contracts relating to the Reference Asset or the underlying index.

“Relevant exchange” means, with respect to a fund, any exchange on which shares of the fund or securities then included in the underlying index of the fund trade, where such trading has a material effect (as determined by the calculation agent) on the overall market for trading of such securities.

“Scheduled closing time” means the scheduled weekday closing time of the relevant exchange or related exchange, without regard to after hours or any other trading outside of the regular trading session hours.

“Scheduled trading day” means any day on which all of the relevant exchanges and related exchanges are scheduled to be open for trading for their respective regular trading sessions.

Consequences of a Commodity Hedging Disruption Event

If a commodity hedging disruption event occurs, we will have the right, but not the obligation, to accelerate the payment on the notes by providing, or causing the calculation agent to provide, written notice of our election to exercise such right to the trustee at its New York office, on which notice the trustee may conclusively rely, as promptly as possible and in no event later than the business day immediately following the day on which such commodity hedging disruption event occurred. The amount due and payable upon such early acceleration will be determined on the date on which we deliver notice of such acceleration by the calculation agent in good faith in a commercially reasonable manner and will be payable on the fifth business day following the day on which the commodity hedging disruption event occurred. We will provide, or will cause the calculation agent to provide, written notice to the trustee at its New York office of the cash amount payable with respect to the notes as promptly as possible and in no event later than two business days prior to the date on which such payment is due. For the avoidance of doubt, the determination set forth above is only applicable to the amount due with respect to acceleration as a result of a commodity hedging disruption event.

Discontinuance or Modification of a Reference Asset that is an Index

If a reference sponsor discontinues publication of or otherwise fails to publish a Reference Asset that is an index on any day on which the Reference Asset is scheduled to be published and an entity acceptable to the calculation agent calculates and announces that index or the index is replaced by a successor or substitute index that the calculation agent determines to be comparable to the discontinued index, then that successor index (the “successor index”) will be deemed to be the Reference Asset for all purposes relating to the notes, including for purposes of determining whether a market disruption event exists. Upon any selection by the calculation agent of a successor index, the calculation agent will furnish written notice to us and the holders of the notes.

If the Reference Asset is discontinued or if the reference sponsor fails to publish the Reference Asset and the calculation agent determines that no successor index is available at that time, then the calculation agent will determine the reference value using the same general methodology previously used by the reference sponsor. The calculation agent will continue to make that determination until the earlier of (i) the final observation date or (ii) a determination by the calculation agent that the Reference Asset or a successor index is available. In that case, the calculation agent will furnish written notice to us and the holders of the notes.

If at any time the method of calculating the Reference Asset or a successor index, or the level thereof, is changed in a material respect, or if the Reference Asset or a successor index is in any other way modified so that, in the determination of the calculation agent, the level of the Reference Asset or successor index does not fairly represent the level of the Reference Asset or successor index that would have prevailed had those changes or modifications not been made, then the calculation agent will make the calculations and adjustments as may be necessary in order to determine a level comparable to the level that would have prevailed had those changes or modifications not been made. If, for example, the method of calculating the Reference Asset or a successor index is modified so that the level of the Reference Asset or successor index is a fraction of what it would have been if it had not been modified, then the calculation agent will adjust the Reference Asset or successor index in order to arrive at a level of the Reference Asset or successor index as if it had not been modified. In that case, the calculation agent will furnish written notice to us and the holders of the notes.

Notwithstanding these alternative arrangements, discontinuance of the publication of the Reference Asset may adversely affect the value of, and trading in, the notes.

Share Delisting or Suspension of Trading in the Shares of a Fund; Termination of a Fund; and

Discontinuation of the Underlying Index of a Fund

A delisting shall be deemed to have occurred if, at any time during the period from and including the issue date to and including the final observation date, the relevant exchange announces that pursuant to the rules of such exchange, the Reference Asset ceases (or will cease) to be listed, traded or publicly quoted on the relevant exchange for any reason and is not immediately re-listed, re-traded or re-quoted on a U.S. exchange or quotation system. The effective date of such delisting shall be the date of the announcement of delisting by the relevant exchange.

If the shares of the Reference Asset are delisted from, or trading of shares of the Reference Asset is suspended on, the relevant exchange and a major U.S. exchange or market lists or approves for trading successor or substitute securities that the calculation agent determines, in its sole discretion, to be comparable to the shares of the Reference Asset (any such trading successor or substitute securities, the “successor shares”), such successor shares will be deemed to be the Reference Asset for all purposes relating to the notes, including for purposes of determining whether a market disruption event exists. Upon any selection by the calculation agent of successor shares, the calculation agent will cause notice thereof to be furnished to us and the trustee and we will provide notice thereof to the registered holders of the notes.

If the shares of the Reference Asset are delisted from, or trading of the shares of the Reference Asset is suspended on, the relevant exchange and successor shares that the calculation agent determines to be comparable to the shares of the Reference Asset are not listed or approved for trading on a major U.S. exchange or market, then the calculation agent will determine the reference value using the same general methodology previously used by the reference issuer. The calculation agent will continue to make that determination until the earlier of (i) the final observation date or (ii) a determination by the calculation agent that the Reference Asset or successor shares are available. In that case, the calculation agent will furnish written notice to us and the holders of the notes.

If the Reference Asset is liquidated or otherwise terminated (a “termination event”), the final value of the shares of the Reference Asset on the final observation date will be determined by the calculation agent in accordance with the general procedures last used to calculate the underlying index of the Reference Asset prior to any such termination event. The calculation agent will cause notice of the termination event and calculation of the final value as described above to be furnished to us and the trustee and we will provide notice thereof to registered holders of the notes.

If a termination event has occurred with respect to the Reference Asset and the underlying index sponsor discontinues publication of the underlying index and if the underlying index sponsor or another entity publishes a successor or substitute index that the calculation agent determines to be comparable to the underlying index, then the level of the underlying index will be determined by reference to the level of that comparable index, which we refer to as a “successor underlying index.” Upon any selection by the calculation agent of a successor underlying index, the calculation agent will cause notice to be furnished to us and the trustee and we will cause notice thereof to be furnished to us and the trustee and we will provide notice thereof to registered holders of the notes.

If a termination event has occurred and the underlying index sponsor discontinues publication of the underlying index and a successor underlying index is not selected by the calculation agent or is no longer published from the date of the termination event up to and including the final observation date, the level to be substituted for the underlying index on any observation date will be a level computed by the calculation agent for that date in accordance with the procedures last used to calculate the underlying index prior to any such discontinuance.

If a successor underlying index is selected or the calculation agent calculates a level as a substitute for the underlying index as described above, the successor underlying index or level, as the case may be, will be substituted for the underlying index for all purposes, including for purposes of determining whether a market disruption event occurs.

All determinations made by the calculation agent will be at the discretion of the calculation agent and will be conclusive for all purposes and binding on the holders of notes, absent manifest error.

Adjustments to a Fund

Following the declaration by a reference issuer of the terms of any potential adjustment event (as defined below), the calculation agent will determine whether that potential adjustment event has a diluting or concentrative effect on the theoretical value of the Reference Asset and, if so, will make such calculations and adjustments to the terms of the note as may be necessary in order to account for the economic effect of such event.

For purposes hereof, “potential adjustment event” means the occurrence of any of the following after the issue date of the notes:

(i)	a subdivision, consolidation or reclassification of the shares of the Reference Asset, or a free distribution or dividend of any shares of the Reference Asset to existing holders by way of bonus, capitalization or similar issue;

(ii)	a distribution or dividend to existing holders of (A) shares of the Reference Asset, or (B) other share capital or securities granting the right to payment of dividends and/or the proceeds of liquidation of the reference issuer equally or proportionately with such payments to holders of those shares or (C) share capital or other securities of another issuer acquired or owned (directly or indirectly) by the reference issuer as a result of a spin-off or other similar transaction or (D) other types of securities, rights or warrants or other assets, in any case for payment (cash or other) at less than the prevailing market price as determined by the calculation agent;

(iii)	an extraordinary dividend;

(iv)	a call by the relevant reference issuer in respect of shares of the Reference Asset that are not fully paid;

(v)	a repurchase by the reference issuer of shares of the Reference Asset whether out of profits or capital and whether the consideration for such repurchase is cash, securities or otherwise; or

(vi)	any other similar event that may have a diluting or concentrative effect on the theoretical value of the shares of the Reference Asset.

Settlement

Unless otherwise specified in the applicable pricing supplement, we expect that the delivery of the notes will be made against payment therefor on or about the initial settlement date specified on the cover page of the applicable pricing supplement, which will be the third business day following the pricing date of the notes (the settlement cycle being referred to as “T+3”).

In some circumstances, the applicable pricing supplement may state that the delivery of the notes will be made against payment therefor on or about the fourth or fifth business day following the pricing date of the notes (such settlement cycles being referred to as “T+4” and “T+5” respectively). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes certain material U.S. federal income tax considerations of the acquisition, ownership, and disposition of the notes. The following discussion is not exhaustive of all possible tax considerations. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), regulations promulgated under the Code by the U.S. Treasury Department (“Treasury”) (including proposed and temporary regulations), rulings, current administrative interpretations and official pronouncements of the IRS, and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.

This summary is included for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular holder in light of its investment or tax circumstances or to holders subject to special tax rules, such as partnerships, subchapter S corporations or other pass-through entities, banks or other financial institutions, tax-exempt entities, insurance companies, regulated investment companies, real estate investment trusts, trusts and estates, dealers in securities or currencies, traders in securities that have elected to use the mark-to-market method of accounting for their securities holdings, persons holding notes as part of an integrated investment, including a “straddle,” “hedge,” “constructive sale” or “conversion transaction,” persons (other than Non-U.S. Holders, as defined below) whose functional currency for tax purposes is not the U.S. dollar, persons holding notes in a tax-deferred or tax-advantaged account and persons subject to the alternative minimum tax provisions of the Code. This summary does not include any description of the tax laws of any state or local jurisdiction, or of any foreign jurisdiction, that may be applicable to a particular holder.

This summary is directed solely to holders that will purchase notes upon original issuance and will hold the notes as capital assets within the meaning of Section 1221 of the Code, which generally means property held for investment.

This summary describes certain U.S. federal income tax consequences that are generally expected to apply to an investment in the notes. However, it does not provide a detailed description of all of the tax consequences (or special tax considerations) that may apply with respect to any particular note based on its specific terms. In appropriate cases, the applicable pricing supplement for a particular note may include a discussion that modifies, supplements or supersedes the discussion of the tax treatment of the notes set forth herein.

Holders should consult their own tax advisors concerning the U.S. federal income tax consequences to them of acquiring, owning, and disposing of notes, as well as any tax consequences arising under the laws of any state, local, foreign, or other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws.

As used in this product supplement no. CCN-1, the term “U.S. Holder” means a beneficial owner of notes that is, for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or any political subdivision thereof;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

As used in this product supplement no. CCN-1, the term “Non-U.S. Holder” means a beneficial owner of notes that is not a U.S. Holder and not a partnership for U.S. federal income tax purposes.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds notes, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership and, accordingly, this summary does not apply to partnerships. A partner of a partnership holding notes should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership, and disposition by the partnership of notes.

General Considerations Relating to Notes That Are Subject to a Loss of Principal Due to a Decline in the Price or Level of the Reference Asset

The discussion in this section applies only to holders of notes that are subject to a loss of principal due to a decline in the price or level of the Reference Asset.

We will not attempt to ascertain whether any of the issuers of any shares that underlie an index to which a note relates (such shares hereafter referred to as “Underlying Shares”) are treated as “passive foreign investment companies” (“PFICs”) within the meaning of Section 1297 of the Code or as “U.S. real property holding corporations” (“USRPHCs”) within the meaning of Section 897 of the Code. If any of the issuers of Underlying Shares were so treated, certain adverse U.S. federal income tax consequences might apply to a U.S. Holder in the case of a PFIC and to a Non-U.S. Holder in the case of a USRPHC, upon the sale, exchange or other disposition of a note. Holders should consult their tax advisors regarding the possible consequences to them in their particular situation if any issuers of Underlying Shares are or become PFICs or USRPHCs.

Although there is no statutory, judicial, or administrative authority directly addressing the characterization of the notes, we intend to treat the notes for all tax purposes as income-bearing single financial contracts with respect to the applicable Reference Asset that require the investor to pay us at inception an amount equal to the purchase price of the notes and that entitle the investor to receive fixed or contingent periodic cash payments plus an amount in cash at maturity based upon the performance of the Reference Asset. Under the terms of the notes, we and every investor in the notes agree, in the absence of a change in law or an administrative determination or judicial ruling to the contrary, to treat the notes as described in the preceding sentence. Unless otherwise stated, the remainder of this discussion assumes such treatment. As discussed below, alternative treatments are possible.

The characterization of the notes described above is not binding on the IRS or the courts. No statutory, judicial, or administrative authority directly addresses the characterization of the notes or any similar instruments for U.S. federal income tax purposes, and no ruling is being requested from the IRS with respect to their proper characterization and treatment. Due to the absence of authorities on point, significant aspects of the U.S. federal income tax consequences of an investment in the notes are not certain, and no assurance can be given that the IRS or any court will agree with the characterization and tax treatment described in this product supplement no. CCN-1. Accordingly, holders are urged to consult their tax advisors regarding all aspects of the U.S. federal income tax consequences of an investment in the notes, including possible alternative characterizations.

On December 7, 2007, the IRS released Notice 2008-2 (the “Notice”) seeking comments from the public on the taxation of financial instruments currently taxed as “prepaid forward contracts.” This Notice addresses instruments such as the notes. According to the Notice, the IRS and Treasury are considering whether a holder of an instrument such as the notes should be required to accrue ordinary income on a current basis, regardless of whether any payments are made prior to maturity. It is not possible to determine what guidance the IRS and Treasury will ultimately issue, if any. Any such future guidance may affect the amount, timing and character of income, gain, or loss in respect of the notes, possibly with retroactive effect.

The IRS and Treasury are also considering additional issues, including whether gain or loss from such instruments should be treated as ordinary or capital, whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals, whether Section 1260 of the Code, concerning certain “constructive ownership transactions,” generally applies or should generally apply to such instruments, and whether any of these determinations depend on the nature of the Reference Asset.

In addition, in late 2007, legislation was introduced in the U.S. Congress which, if enacted, would also impact the taxation of the notes. Under the proposed legislation, a U.S. Holder that acquires an investment such as the notes after the date of enactment of the legislation would be required to include income in respect of the investment on a current basis, regardless of whether any payments are made prior to maturity. It is not possible to predict whether the legislation will be enacted in its proposed form or whether any other legislative action may be taken in the future that may adversely affect the taxation of the notes. Further, it is possible that any such legislation, if enacted, may apply on a retroactive basis.

Prospective investors are urged to consult their own tax advisors concerning the impact and the significance of the above considerations. We intend to continue treating the notes for U.S. federal income tax purposes in the manner described in this product supplement no. CCN-1 unless and until such time as we determine (for example, as a result of a change in law or in the official interpretation thereof) that some other treatment is more appropriate.

U.S. Holders — Taxation of Notes That Are Subject to a Loss of Principal Due to a Decline in the Price or Level of the Reference Asset

The discussion in this section applies only to U.S. Holders of notes that are subject to a loss of principal due to a decline in the price or level of the Reference Asset.

Periodic Interest Payments

Although the U.S. federal income tax treatment of the periodic interest payments on the notes is uncertain, we intend to take the position that the periodic interest payments will constitute taxable ordinary income to a U.S. Holder at the time received or accrued, in accordance with the holder’s regular method of accounting for tax purposes. The remainder of this discussion assumes such treatment.

Tax Basis

A U.S. Holder’s tax basis in the notes generally will equal the amount paid by the holder to acquire the notes.

Settlement at Maturity or Sale or Exchange Prior to Maturity

Upon receipt of a cash payment at maturity or upon a sale or exchange of the notes prior to maturity, a U.S. Holder generally should recognize capital gain or loss equal to the difference between the amount realized (excluding amounts attributable to interest) and the U.S. Holder’s basis in the notes. This capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder held the notes for more than one year. The deductibility of capital losses is subject to limitations.

Possible Alternative Tax Treatments

Due to the absence of authorities that directly address the proper tax treatment of the notes, prospective investors are urged to consult their tax advisors regarding all possible alternative tax treatments of an investment in the notes. In particular, the IRS could seek to subject the notes to the Treasury regulations governing contingent payment debt instruments (the “Contingent Payment Regulations”) in the case of notes with a maturity in excess of one year. If the IRS were successful in that regard, the timing and character of income on the notes would be affected significantly. Among other things, a U.S. Holder would be required to accrue original issue discount every year at a “comparable yield” determined at the time of issuance (subject to adjustment to take into account any differences between actual and projected payments). In addition, any gain realized by a U.S. Holder at maturity, or upon a sale or other disposition of the notes generally would be treated as ordinary income, and any loss realized at maturity would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount, and as capital loss thereafter.

It is also possible that the notes could be treated as a “notional principal contract” or as an investment unit, consisting of an interest-bearing cash deposit and a put option written by the note holder. Other alternative characterizations that could affect the timing and character of income, gain or loss on the notes are also possible.

The constructive ownership rules of Section 1260 of the Code could possibly apply to notes that have a term in excess of one year if the Reference Asset is, or includes, an exchange traded fund or other “pass-thru entity” (as defined in Code Section 1260(c)(2)). If any notes were subject to the constructive ownership rules, all or a portion of any long-term capital gain realized upon the sale, exchange or settlement of such notes could be recharacterized as ordinary income and subject to an interest charge. Holders are urged to consult their tax advisors regarding the possible application of the constructive ownership rules to their investment in notes.

Additional Tax on Net Investment Income

Non-corporate U.S. persons generally are subject to a 3.8% tax (the “Medicare tax”) on the lesser of (1) the U.S. person’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. person’s modified gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s tax return filing status). A U.S. Holder’s net investment income will generally include any income or gain recognized by the holder with respect to the notes, unless such income or gain is derived in the ordinary course of the conduct of the holder’s trade or business (other than a trade or business that consists of certain passive or trading activities).

U.S. Holders — Taxation of Notes That Are Not Subject to a Loss of Principal Due to a Decline in the Price or Level of the Reference Asset

The discussion in this section applies only to notes that are not subject to a loss of principal due to a decline in the price or level of the Reference Asset.

For U.S. federal income tax purposes, we intend to treat notes having a term of one year or less as debt instruments that are subject to the rules governing short-term debt obligations, and notes having a term of more than one year as debt instruments that are subject to the Contingent Payment Regulations. Unless otherwise stated, the remainder of this discussion assumes such treatment.

Short-Term Debt Obligations

Under Treasury regulations, a short-term debt obligation (that is, a debt obligation having a maturity of one year or less) is treated as issued at a discount equal to the difference between all amounts payable on the obligation and the obligation’s issue price. Accordingly, we will treat a note having a maturity of one year or less (a “short-term note”) as issued at a discount, for U.S. federal income tax purposes, in an amount equal to the excess of all payments due on the note over the note’s issue price. Under the rules applicable to short-term debt obligations, accrual method U.S. Holders, and cash method U.S. Holders that elect to accrue the discount currently, should include the discount in income as it accrues on a straight-line basis, unless they elect to accrue the discount on a constant yield method based on daily compounding. Because the amounts payable on the notes are contingent, the application of these rules to the notes is uncertain. Accordingly, U.S. Holders should consult their tax advisors regarding the determination of the amount of any interest accruals on their short-term notes.

Cash method U.S. Holders that have not elected to include discount in income as it accrues generally will be required to defer deductions with regard to any interest paid on indebtedness incurred to purchase or carry short-term notes in an amount not exceeding the accrued discount that has not yet been included in income.

Upon a sale or exchange (other than at maturity) of a short-term note, a U.S. Holder should generally recognize gain or loss with respect to the security in an amount equal to the difference between the amount realized on the sale or exchange and the U.S. Holder’s adjusted tax basis in the note (which will generally equal the amount paid by the holder to acquire the note, increased by any discount previously included in income and decreased by the amount of any payments previously made with respect to the note). Any loss recognized on the sale or exchange of the note will be treated as short-term capital loss. It is not clear, however, to what extent gain from a sale or exchange prior to maturity should be characterized as capital gain or ordinary income. U.S. Holders should consult their tax advisors regarding the proper treatment of any gain or loss recognized upon a sale or exchange of a short-term note.

Upon settlement of a short-term note at maturity, the excess, if any, of the amount paid at maturity over a U.S. Holder’s tax basis in the note should generally be treated as ordinary income. If, however, the amount paid at maturity is less than the holder’s tax basis in the note, the difference should be treated as a short-term capital loss.

Contingent Payment Debt Obligations

Accrual of Original Issue Discount. As noted above, we intend to treat notes having a term of more than one year as debt instruments that are subject to the Contingent Payment Regulations. Under these regulations, a U.S. Holder will be required to accrue original issue discount (“OID”) on the notes in the manner described below.

We are required to determine a “comparable yield” for the notes. The “comparable yield” is the yield at which we could issue a fixed-rate debt instrument with terms similar to those of the notes, including the level of subordination, term, timing of payments and general market conditions, but excluding any adjustments for the riskiness of the contingencies or the liquidity of the notes. The comparable yield may be greater than or less than the stated interest with respect to the notes. Solely for purposes of determining the amount of OID that a U.S. Holder will be required to accrue on a note, we are also required to construct a “projected payment schedule” in respect of the notes representing a series of payments the amount and timing of which would produce a yield to maturity equal to the comparable yield. The projected payment schedule generally is not revised to account for changes in circumstances that occur while the notes are outstanding.

The comparable yield and the projected payment schedule for the notes will be provided in the applicable pricing supplement. Neither the comparable yield nor the projected payment schedule constitutes a representation by us regarding the actual amount, if any, that we will pay on the notes. A U.S. Holder is generally bound by the comparable yield and the projected payment schedule established by us for the notes. However, if a U.S. Holder believes that the projected payment schedule is unreasonable, the holder must determine its own projected payment schedule and explicitly disclose the use of such schedule and the reason for using the schedule on its timely filed U.S. federal income tax return for the taxable year in which it acquires the notes.

U.S. Holders will be required to accrue OID in respect of the notes at a rate equal to the comparable yield. The amount of OID allocable to each accrual period will be the product of the “adjusted issue price” of the notes at the beginning of each such accrual period and the comparable yield (properly adjusted for the length of the accrual period). The “adjusted issue price” of the notes at the beginning of an accrual period will equal the issue price of the notes plus the amount of OID previously includible in the gross income of the U.S. Holder, and reduced by the projected amount of interest payments previously made on the notes. The issue price of the notes will be the first price at which a substantial amount of the notes are sold to the public (not including sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters). The amount of OID includible in the income of each U.S. Holder for each taxable year will generally equal the sum of the “daily portions” of the total OID on the notes allocable to each day during the taxable year in which a U.S. Holder held the notes, regardless of the U.S. Holder’s method of accounting. Generally, the daily portion of the OID is determined by allocating to each day in any accrual period a ratable portion of the OID allocable to such accrual period. Such OID is included in income and taxed as ordinary income. As a result of the foregoing rules, a U.S. Holder will not be required to separately include in income the interest payments on the notes except to the extent provided below under “— Adjustments to OID Accruals on the Notes.”

Adjustments to OID Accruals on the Notes. In addition to OID accrued based upon the comparable yield as described above, a U.S. Holder will be required to recognize, as interest income, an amount equal to any “net positive adjustment” (equal to the excess, if any, of actual payments over projected payments in respect of a note for a taxable year). A “net negative adjustment” (equal to the excess, if any, of projected payments over actual payments in respect of a note for a taxable year):

•	will first reduce the amount of OID in respect of the note that a holder would otherwise be required to include in income in the taxable year; and

•

to the extent of any excess, will give rise to an ordinary loss, but only to the extent that the amount of all previous OID inclusions under the note exceeds the total amount of the U.S. Holder’s net negative adjustments treated as ordinary loss on the note in prior taxable years.

A net negative adjustment is not subject to the limitation imposed on miscellaneous itemized deductions under Section 67 of the Code. Any net negative adjustment in excess of the amounts described above will be carried forward to offset future income inclusions in respect of the note or to reduce the amount realized on a sale, exchange or retirement of the notes.

Sale, Exchange or Retirement. Upon a sale, exchange or retirement of a note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the amount received from the sale, exchange or retirement and the holder’s adjusted tax basis in the note. A holder’s adjusted tax basis in a note will equal the price paid by the holder to acquire the note, increased by the amount of OID previously accrued by the holder in respect of the note (determined without regard to any positive or negative adjustment to OID accruals described above) and decreased by the projected amount of interest payments previously made in respect of the note. A U.S. Holder generally must treat any gain as interest income and any loss as ordinary loss to the extent of previous OID inclusions (reduced by the total amount of net negative adjustments previously taken into account as ordinary losses), and the balance as capital loss. These losses are not subject to the limitation imposed on miscellaneous itemized deductions under Section 67 of the Code. The deductibility of capital losses, however, is subject to limitations. Additionally, if a U.S. Holder recognizes a loss above certain thresholds, it may be required to file a disclosure statement with the IRS. Prospective purchasers should consult their tax advisors regarding these limitations and reporting obligations.

Special Rule if Contingent Payment Becomes Fixed. Special rules may apply if a contingent payment on a note becomes fixed prior to maturity. For purposes of the preceding sentence, a contingent payment will be treated as fixed if (and when) all remaining contingencies with respect to the payment are remote or incidental within the meaning of the applicable Treasury regulations. Generally, under these rules a U.S. Holder would be required to make adjustments to account for the difference between the amount treated as fixed and the projected payment. In addition, the U.S. Holder would be required to make adjustments to, among other things, its accrual periods and its adjusted basis in the note. The character of any gain or loss on a sale or exchange of the note may also be affected. Prospective purchasers should consult their tax advisors concerning the application of these special rules.

Additional Tax on Net Investment Income

Non-corporate U.S. persons generally are subject to a 3.8% tax (the “Medicare tax”) on the lesser of (1) the U.S. person’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. person’s modified gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s tax return filing status). A U.S. Holder’s net investment income will generally include any income or gain recognized by the holder with respect to the notes (including any accrued discount or OID included in income), unless such income or gain is derived in the ordinary course of the conduct of the holder’s trade or business (other than a trade or business that consists of certain passive or trading activities).

Non-U.S. Holders

U.S. Federal Income and Withholding Tax

Payments on Notes That Are Not Subject to a Loss of Principal Due to a Decline in the Price or Level of the Reference Asset. This paragraph applies only to notes that are not subject to a loss of principal due to a decline in the price or level of the Reference Asset. Subject to the discussion below under “FATCA Withholding,” amounts paid on notes by us or any paying agent to any Non-U.S. Holder, and any gain recognized by a Non-U.S. Holder on the sale, exchange or maturity of a note, generally should not be subject to U.S. federal income or withholding tax, provided that, (i) the Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote and is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership, (ii) the Non-U.S. Holder certifies on IRS Form W-8BEN or W-8BEN-E, under penalties of perjury, that it is not a U.S. person and provides its name and address or otherwise satisfies applicable documentation requirements and (iii) the payment or gain is not effectively connected with the Non-U.S. Holder’s conduct of a U.S. trade or business.

Payments on Notes That Are Subject to a Loss of Principal Due to a Decline in the Price or Level of the Reference Asset. This subsection applies only to notes that are subject to a loss of principal due to a decline in the price or level of the Reference Asset. Because the U.S. federal income tax treatment of the notes (including the treatment of periodic interest payments) is uncertain, we will, subject to the discussion below regarding effectively connected income, withhold U.S. federal income tax at a 30% rate (or at a lower rate specified under an applicable income tax treaty) on the entire amount of periodic interest payments made to a Non-U.S. Holder with respect to the notes. We will not be obligated to pay any additional amounts to a Non-U.S. Holder in respect of any amounts withheld. In order to claim a reduced rate under a tax treaty, a Non-U.S. Holder generally must provide a valid IRS Form W-8BEN or W-8BEN-E or an acceptable substitute form upon which it certifies as to its status as a Non-U.S. Holder and its entitlement to the reduced treaty rate. In the case of a Non-U.S. Holder that claims a reduced rate of withholding under a treaty, payments will be made to the holder at such reduced rate only if that rate would apply to any possible characterization of the periodic interest payments for U.S. federal income tax purposes.

Subject to the discussion below under “FATCA Withholding,” a Non-U.S. Holder will not be subject to U.S. federal income or withholding tax on any gain recognized from the sale or exchange of the notes or their settlement at maturity, provided that the Non-U.S. Holder complies with applicable certification requirements and that the gain is not effectively connected with the conduct by the Non-U.S. Holder of a U.S. trade or business. Notwithstanding the foregoing, gain from the sale or exchange of notes or their settlement at maturity may be subject to U.S. federal income tax if that Non-U.S. Holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of the sale, exchange or settlement at maturity and certain other conditions are satisfied.

Non-U.S. Holders of the notes should refer to “General Considerations Relating to Notes That Are Subject to a Loss of Principal Due to a Decline in the Price or Level of the Reference Asset” and “Possible Alternative Tax Treatments” above for discussions of certain considerations that may be relevant to their investment in the notes, including possible changes in law and alternative characterizations.

Possible Application of Section 871(m) of the Code. The Treasury Department has issued regulations under Section 871(m) of the Code, under which amounts paid or deemed paid on certain financial instruments that are treated as attributable to U.S.-source dividends could be treated (in whole or in part depending on the circumstances) as a “dividend equivalent” payment that is subject to tax at a rate of 30% (or a lower rate under an applicable treaty). If that tax applies, interest payments and any amounts you receive upon the sale, exchange, redemption or maturity of notes could be subject to withholding tax at a 30% rate (or lower treaty rate, if applicable). These regulations generally apply to certain equity-linked financial instruments issued on or after January 1, 2017. If withholding is required under these regulations, we will not be required to pay any additional amounts with respect to amounts so withheld. You should consult your tax advisor concerning the potential application of these regulations to payments you receive on the notes.

Taxation of Effectively Connected Income or Gain. If a Non-U.S. Holder of notes is engaged in the conduct of a trade or business within the U.S. and if income from periodic interest payments and gain realized on the sale, exchange or settlement of notes are effectively connected with the conduct of such trade or business (and, if certain tax treaties apply, are attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder, although exempt from the U.S. federal withholding tax described above (provided the holder complies with applicable certification requirements), generally will be subject to U.S. federal income tax on such income and gain on a net income basis in the same manner as if it were a U.S. Holder. In addition, if such Non-U.S. Holder is a foreign corporation, it may also be subject to a branch profits tax equal to 30% (or such lower rate provided by any applicable tax treaty) of a portion of its earnings and profits for the taxable year that are effectively connected with its conduct of a trade or business in the U.S., subject to certain adjustments.

U.S. Federal Estate Tax

If an individual Non-U.S. Holder holds a note that is not subject to a loss of principal due to a decline in the price or level of the Reference Asset, the note will not be includible in the individual’s gross estate for U.S. federal estate tax purposes if, at the time of death, the holder did not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote, and the income on the note would not have been effectively connected with the holder’s conduct of a U.S. trade or business.

In the case of notes that are subject to a loss of principal due to a decline in the price or level of the Reference Asset, while the matter is not entirely clear, individual Non-U.S. Holders, and entities whose property is potentially includible in the gross estates of such holders for U.S. federal estate tax purposes (for example, a trust funded by such an individual Non-U.S. Holder and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, the notes are likely to be treated as U.S. situs property, potentially subject to U.S. federal estate tax. These individuals and entities should consult their own tax advisors regarding the U.S. federal estate tax consequences of investing in the notes.

Backup Withholding and Information Reporting

In general, backup withholding may apply in respect of the amounts paid to a U.S. Holder, unless such U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number, or otherwise complies with applicable requirements of the backup withholding rules. In addition, information returns will be filed with the IRS in connection with payments on the notes (and OID, if any, accrued with respect to the notes) as well as in connection with the proceeds from a sale, exchange, or other disposition of notes, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

In general, backup withholding may apply in respect of the amounts paid to a Non-U.S. Holder, unless such Non-U.S. Holder provides the required certification that it is not a United States person, or the Non-U.S. Holder otherwise establishes an exemption, provided that the payor or withholding agent does not have actual knowledge that the holder is a United States person or that the conditions of any exemption are not satisfied. In addition, information returns may be filed with the IRS in connection with payments on the notes as well as in connection with the proceeds from a sale, exchange or other disposition of notes.

Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against the holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

FATCA Withholding

Sections 1471 through 1474 of the Code (commonly referred to as “FATCA”) generally will impose a 30% withholding tax (i) on certain U.S. source payments, including interest (and OID), dividends, other fixed or determinable annual or periodical gain, profits, and income, and (ii) on payments of gross proceeds from a disposition (after December 31, 2018) of property of a type which can produce U.S. source interest or dividends, in each case that are made to:

•

certain foreign financial institutions (including investment funds), unless the institution (i) enters into an agreement with the U.S. Treasury (A) to collect and report, on an annual basis, information with respect to accounts in the institution held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons, and (B) to withhold on certain payments, or (ii) otherwise establishes an exemption from such withholding tax; or

•

a non-financial non-U.S. entity, unless the entity (i) either certifies to the applicable withholding agent or the IRS that the entity does not have any “substantial United States owners” or provides certain information regarding the entity’s “substantial United States owners” or (ii) otherwise establishes an exemption from such withholding tax.

The rules described above may be modified by an intergovernmental agreement entered into between the United States and an applicable foreign country, or by future Treasury regulations or other guidance. If we (or an applicable withholding agent) determine that withholding under FATCA is appropriate, we (or such agent) will withhold tax at the applicable statutory rate, without being required to pay any additional amounts on the notes in respect of such withholding. Non-U.S. holders are encouraged to consult their tax advisors regarding the possible implications of these rules on their investment in the notes.

EVENTS OF DEFAULT AND ACCELERATION

If the calculation agent determines that the notes have become immediately due and payable following an event of default (as defined in the prospectus supplement) with respect to the notes, the calculation agent will determine the accelerated cash settlement value due and payable in the same general manner as described in “Payments on the Notes — At Maturity” herein. In that case, the scheduled trading day preceding the date of acceleration will be used as the final observation date for purposes of determining the accelerated reference return. If a market disruption event exists with respect to the Reference Asset on that scheduled trading day, then the final observation date for the Reference Asset will be postponed for up to five scheduled trading days (in the same general manner used for postponing the originally scheduled final observation date). The accelerated maturity date will also be postponed by an equal number of business days.

VALIDITY OF THE NOTES

If stated in the pricing supplement applicable to a specific issuance of notes, the validity of the notes under New York law for that issuance of notes may be passed upon for us by King & Spalding LLP.